EXHIBIT 99.1
For Immediate Release
Local.com Reports Second Quarter 2007 Financial Results
IRVINE, Calif., August 6, 2007 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today reported its financial results for the second quarter 2007.
“Local.com delivered strong financial results for the second quarter and made considerable progress on our growth strategy. Since our last report, we completed a strategic acquisition, launched our direct mail and outbound telesales channels, released two new ad products for small businesses, and announced two key patents in local Internet and directory assistance search,” said Heath Clarke, CEO, Local.com. “As a result of our recent $13 million financing and the conversion of our debentures, we have no debt and are in the strongest financial position since 2004. In addition, we believe our losses peaked during the second quarter. Excluding non-recurring charges for the debenture conversion, we expect a material improvement in our financial results in the third and fourth quarters.”
Q2 Highlights:
•	Revenue — Second quarter of 2007 revenue of $5.1 million was at the high range of guidance. This represented growth of 51% over the second quarter 2006, and growth of 4% over the first quarter 2007.
•	Local Search — Local search revenue was $4.1 million for the second quarter of 2007, up 147% over the second quarter of 2006.
•	Net Loss — Second quarter of 2007 net loss of $3.15 million was approximately $150,000, or 5%, better than the best end of our guidance of $3.3 million, and included non-cash expenses of $1.3 million or $0.13 per share. Basic and diluted net loss per share was $0.34.

The non-cash expenses of $1.3 million consisted of depreciation and amortization ($515,000); stock based compensation ($346,000); and interest expense related to the convertible debentures ($452,000).

•	Increased Monetization — Revenue per thousand visitors (RKV) was $154, up 170% from $57 in the second quarter of 2006 and up 12% from $137 RKV in the first quarter of 2007.

•	Awarded Patent Number 7,231,405 — We were granted patent number 7,231,405, by the U.S. Patent and Trademark Office for the method of indexing and retrieving web-documents using geographical location.

•	Awarded Patent Number 7,200,413 — We were granted patent number 7,200,413, by the U.S. Patent and Trademark Office for the method of responding to enhanced directory assistance inquiries using wireless messaging protocols such as SMS, MMS and instant messaging.

•	Launched Online Booking Capabilities and Travel Related Content — We added extensive online booking capabilities and travel related content.

•	Launched Local Mobile™ — We introduced a new ad-supported mobile search service that allows users to access Local.com from mobile phones and wireless devices.

•	Launched Local Verified™ and Local Promote Basic™ — We introduced new advertising programs that offer businesses enhanced listings and preferred placement in Local.com search results.

•	Upgraded our Mapping and Site Navigation — We improved our mapping engine and added drill-down search capabilities for our search results page.

•	Appointed Kim LaFleur as VP Product Management.
Recent Highlights:
•	Completed $13 Million Financing — In August, we announced the sale of 2,356,900 shares of the company’s common stock to two institutional investors in a private placement transaction for $5.50 per share. The gross proceeds of approximately $13 million are expected to be used for acquisitions, to expand direct sales channel development, to protect the company’s growing intellectual property portfolio, and for general working capital.

•	Completed acquisition of PremierGuide, Inc, — In July, we acquired one of the largest providers of online business directories to regional media publishers such as newspapers, TV and radio stations, and city portals.

•	Converted all outstanding debentures - All outstanding convertible notes were converted into 2.0 million shares of common stock in July. The company currently has no debt.

•	Received $1.5 million in July from the exercise of warrants and options.

•	Appointed Malcolm Lewis as VP Private Label.
Financial Guidance and Balance Sheet:
The company expects third quarter 2007 revenue of between $5.5 million and $5.7 million, the mid-range of which is a 10% increase over the second quarter 2007. We expect the mid-range of local search revenue to be approximately $4.8 million, an increase of 19% over the second quarter 2007. The company expects net loss for the third quarter 2007 to be between $9.2 million and $9.3 million, or $0.70 to $0.71 per share, which includes non-cash expenses of $7.4 million or $0.56 per share. The loss per share forecast assumes 13.1 million weighted average shares outstanding.
The non-cash expenses of $7.4 million consist of stock based expense of $308,000; depreciation and amortization of $512,000; and non-cash interest expense of $6.6 million related to the debenture conversions. Since the debentures were converted prior to the maturity date, all unamortized charges were expensed immediately upon conversion.

The above guidance does not include any potential amortization of intangibles from the PremierGuide acquisition.
On June 30, 2007, the Company had $8.7 million in cash and marketable securities. Subsequently, the Company raised approximately $12 million of net proceeds in a private placement, received $1.5 million in cash from the exercise of options and warrants, and spent $2.0 million for the acquisition of PremierGuide.
On June 30, 2007, the Company had 9.3 million shares of common stock outstanding. Subsequently, the Company issued 2.0 million shares for the conversion of debentures; 0.5 million shares for the exercise of options and warrants; and 2.4 million shares in a private placement. The total common stock outstanding is now 14.2 million.
Conference Call Information
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-800-901-5218 or 1-617-786-4511, passcode # 66392642. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM) is a Top U.S. website attracting approximately 10 million visitors each month seeking information on local businesses, products, services, and jobs. Local.com is also one of the largest local search syndication networks, publishing business information on over 400 regional media sites. Powered by the company’s patented local web indexing and Keyword DNA® technologies, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay-per-click, banner and pay-per-call ad products. The site’s mobile service, Local Mobile™, provides local search results via mobile phones and devices. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Tila Pacheco
Madison Alexander PR
714-256-8452
tila@madisonalexanderpr.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,726	$3,264
Restricted cash	29	41
Marketable securities	1,984	1,972
Accounts receivable, net of allowances of $10 and $9, respectively	3,133	2,091
Prepaid financing costs	880	—
Prepaid expenses and other current assets	177	302

Total current assets	12,929	7,670

Property and equipment, net	1,799	2,028
Intangible assets, net	2,764	2,813
Goodwill	12,213	12,213
Long-term restricted cash	96	125
Deposits	33	42

Total assets	$29,834	$24,891

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,786	$2,851
Accrued compensation	388	328
Deferred rent	370	432
Other accrued liabilities	420	374
Notes payable	—	63
Deferred revenue	217	245

Total current liabilities	5,181	4,293

Long-term senior secured convertible notes, net of debt discount of $5,689	2,311	—

Total liabilities	7,492	4,293

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,408,884 and 9,297,502 issued and outstanding, respectively	—	—
Additional paid-in capital	59,627	51,657
Accumulated comprehensive loss	(16)	(27)
Accumulated deficit	(37,269)	(31,032)

Stockholders’ equity	22,342	20,598

Total liabilities and stockholders’ equity	$29,834	$24,891

LOCAL.COM CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue	$5,098	$3,374	$9,979	$6,525

Operating expenses:
Search serving	961	1,381	1,767	2,961
Sales and marketing	4,701	3,146	9,400	5,614
General and administrative	1,178	1,549	2,510	3,352
Research and development	551	618	1,251	1,569
Amortization of intangibles	244	237	481	473

Total operating expenses	7,635	6,931	15,409	13,969

Operating loss	(2,537)	(3,557)	(5,430)	(7,444)

Interest and other income (expense), net	(614)	83	(806)	188

Loss before income taxes	(3,151)	(3,474)	(6,236)	(7,256)

Provision for income taxes	—	1	1	2

Net loss	$(3,151)	$(3,475)	$(6,237)	$(7,258)

Per share data:

Basic net loss per share	$(0.34)	$(0.38)	$(0.67)	$(0.79)

Diluted net loss per share	$(0.34)	$(0.38)	$(0.67)	$(0.79)

Basic weighted average shares outstanding	9,325,817	9,233,601	9,312,125	9,222,385
Diluted weighted average shares outstanding	9,325,817	9,233,601	9,312,125	9,222,385
Supplemental statements of operations information:

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Non-cash stock based compensation expense:

Sales and marketing	$93	$199	$213	$370
General and administrative	200	391	492	1,062
Research and development	53	76	132	149

Total non-cash stock-based compensation expense	$346	$666	$837	$1,581

Basic and diluted net compensation expense per share	$0.04	$0.07	$0.09	$0.17

Interest and other income (expense), net:
Interest income	$96	$89	$167	$197
Interest expense	(258)	(1)	(361)	(3)
Interest expense — non-cash	(452)	—	(612)	—
Gain on sale of fixed assets	—	—	—	15
Realized loss on sale of marketable securities	—	(5)	—	(21)

Total interest and other income (expense), net	$(614)	$83	$(806)	$188